As filed with the Securities and Exchange Commission on September 8, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation

(Name of Registrant as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000	Aubrey K. McClendon Chairman of the Board and Chief Executive Officer 6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James M. Prince, Esq.

Vinson & Elkins L.L.P.

2300 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

(713) 758-3710

(713) 615-5962 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee
Preferred Stock	$46,024,000	$46,024,000	$5,418

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares issuable upon exercise of the underwriters’ over-allotment option.
(3)	This registration statement also covers an indeterminate amount of securities that may be issued upon conversion of any securities registered hereunder that provide for conversion.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement relates to the registrant’s prior registration statement (File No. 333-119313) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The registrant incorporates by reference into this Registration Statement the contents, including exhibits, of the prior Registration Statement No. 333-119313, which was filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2004, as amended by Post Effective Amendment No. 1, which was filed with the SEC on July 25, 2005, Post Effective Amendment No. 2, which was filed with the SEC on August 3, 2005, and Post Effective Amendment No. 3, which was filed with the SEC on August 12, 2005.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

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Item 16. Exhibits

The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description

5.1	Opinion of Commercial Law Group, P.C. regarding the validity of the securities being registered.

12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends. Incorporated herein by reference to Exhibit 12 to Chesapeake’s quarterly report on Form 10-Q for the quarter ended June 30, 2005.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Lee Keeling and Associates, Inc.

23.4	Consent of Netherland, Sewell & Associates, Inc.

23.5	Consent of Laroche Petroleum Consultants, Ltd.

23.6	Consent of H.J. Gruy and Associates, Inc.

23.7	Consent of Miller and Lents, Ltd.

23.8	Consent of Commercial Law Group, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of the prior Registration Statement No. 333-119313, filed on September 27, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on September 8, 2005.

CHESAPEAKE ENERGY CORPORATION

By:	/S/ AUBREY K. MCCLENDON
Aubrey K. McClendon
Chairman of the Board and
Chief Executive Officer

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2005

* Tom L. Ward	President, Chief Operating Officer and Director	September 8, 2005

* Marcus C. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2005

* Michael A. Johnson	Senior Vice President—Accounting, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2005

* Frank Keating	Director	September 8, 2005

* Breene M. Kerr	Director	September 8, 2005

* Charles T. Maxwell	Director	September 8, 2005

* Frederick B. Whittemore	Director	September 8, 2005

*By	/S/ AUBREY K. MCCLENDON Attorney-in-Fact

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